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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Richey Electronics, Inc. (the "Company"), for himself and not for one another, hereby constitutes and appoints Greg A. Rosenbaum and Richard N. Berger, and each of them singly (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in any and all capacities, to sign the Registration Statement to be filed by the Company with the Securities and Exchange Commission on or about April 26, 1996 with respect to the proposed offering of the 7% Convertible Subordinated Notes due 2006 and the shares of Common Stock of the Company issuable upon conversion of the Notes under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents and each of them acting alone full power and authority to do and perform each and every act and thing necessary and proper to be done in and about the premises in order to effectuate the same as fully for all intents and purposes as the undersigned might or could do in person; and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or either of them or their substitute or substitutes, may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand this 19th day of April, 1996.


/s/ C. Don Alverson                     /s/ Greg A. Rosenbaum
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C. Don Alverson                         Greg A. Rosenbaum


/s/ Thomas W. Blumenthal                /s/ Norbert W. St. John
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Thomas W. Blumenthal                    Norbert W. St. John


/s/ William C. Cacciatore               /s/ Donald I. Zimmerman
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William C. Cacciatore                   Donald I. Zimmerman


                                        /s/ Richard N. Berger
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Edward L. Gelbach                       Richard N. Berger